UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2003

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     In a meeting today at the J.P. Morgan Technology Conference in San Francisco, California, which will be web cast and will be available on the Company’s website in the Investor Relations section, officials of the Company expect to provide an update on certain current conditions in the hard drive industry. A copy of the Company’s investor presentation for the conference, including a summary of the updated industry conditions will be available at [http://wdc.com/company/investor/WDInvestorPres_Mar2003.ppt].

     Specifically, the Company will indicate the following regarding the current environment of the hard drive industry:

•	Industry inventory levels within manageable range, lower than earlier in the quarter

•	Distribution sell through pickup as expected since earlier in the quarter

•	Pricing, demand in line with expectations for June quarter

     During the meeting, Company representatives may make forward-looking statements concerning conditions in the hard drive industry, our leveraged business model, our expectations of growth in the desktop PC and consumer electronics markets and our business and financial outlook for the current quarter. These forward-looking statements are based on current expectations, and actual results could differ materially as a result of several factors, including:

•	the Company’s ability to execute future production ramps;

•	uncertainties related to the development and introduction of products based on new technologies;

•	overall supply and customer demand in the hard drive industry;

•	pricing trends and other competitive factors;

•	changes in product and customer mix;

•	business conditions and growth in the PC industry;

•	availability of product components;

•	overall economic conditions; and

•	other factors listed in our recent SEC filings, including the risk factors contained in the Company’s 10-K, 10-Q and other SEC filings.

     We undertake no obligation to update our forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

By: /s/ Raymond M. Bukaty

Raymond M. Bukaty
Vice President, General
Counsel and Secretary

Dated: May 7, 2003